Exhibit 10.1

UNITED ONLINE, INC.

2010 INCENTIVE COMPENSATION PLAN

AS AMENDED AND RESTATED AS OF JUNE 13, 2013

AS AMENDED AS OF APRIL 23, 2015

ARTICLE ONE

GENERAL PROVISIONS

I.  PURPOSE OF THE PLAN

The Plan is intended to promote the interests of United Online, Inc., a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to participate in one or more cash or equity incentive compensation programs designed to encourage them to continue their service relationship with the Corporation.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.  STRUCTURE OF THE PLAN

A.                                    The Plan shall be divided into a series of separate incentive compensation programs:

• the Discretionary Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock,

• the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units, performance shares or other stock-based awards which vest upon the completion of a designated service period or the attainment of pre-established performance milestones, or such shares of Common Stock may be issued through direct purchase or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

• the Incentive Bonus Program under which eligible persons may, at the discretion of the Plan Administrator, be provided with incentive bonus opportunities through performance unit awards and special cash incentive programs tied to the attainment of pre-established performance milestones or the appreciation in the Fair Market Value of the Common Stock.

B.                                    The provisions of Articles One and Five shall apply to all incentive compensation programs under the Plan and shall govern the interests of all persons under the Plan.

III.  ADMINISTRATION OF THE PLAN

A.                                    The Compensation Committee (whether acting directly or through a subcommittee of two or more members thereof) shall have sole and exclusive authority to administer the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to Section 16 Insiders other than non-employee Board members as set forth in the last sentence of this paragraph. Administration of the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Compensation Committee or a Secondary Board Committee, or the Board may retain the power to administer those programs with respect to all such persons. All Awards to non-employee Board members shall be made by the Board on the basis of the recommendations of the Compensation Committee or by the Compensation Committee (or subcommittee thereof) which shall at the time of any such Award be comprised solely of two or more independent Board members, as determined in accordance with the independence standards established by the Stock Exchange on which the Common Stock is at the time primarily traded.

B.                                    Members of the Compensation Committee or any Secondary Board Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Board Committee and reassume all powers and authority previously delegated to such committee.

C.                                    Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant, Stock Issuance and Incentive Bonus Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant, Stock Issuance and Incentive Bonus Programs under its jurisdiction or any Award thereunder.

D.                                    Service as a Plan Administrator by the members of the Compensation Committee or the Secondary Board Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee or the Secondary Board Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award thereunder.

IV.  ELIGIBILITY

A.                                    The persons eligible to participate in the Plan are as follows:

(i)                                     Employees,

(ii)                                  non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii)                               consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.                                    The Plan Administrator shall have full authority to determine, (i) with respect to Awards made under the Discretionary Grant Program, which eligible persons are to receive such Awards, the time or times when those Awards are to be made, the number of shares to be covered by each such Award, the time or times when the Award is to become exercisable, the vesting schedule (if any) applicable to the Award, the maximum term for which such Award is to remain outstanding and the status of a granted option as either an Incentive Option or a Non-Statutory Option; (ii) with respect to Awards under the Stock Issuance Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the number of shares subject to each such Award, the vesting and issuance schedules applicable to the shares which are the subject of such Award, the cash consideration (if any) payable for those shares and the form (cash or shares of Common Stock) in which the Award is to be settled; and (iii) with respect to Awards under the Incentive Bonus Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the performance objectives for each such Award, the amounts payable at designated levels of attained performance, any applicable service vesting requirements, the payout schedule for each such Award and the form (cash or shares of Common Stock) in which the Award is to be settled.

C.                                    The Plan Administrator shall have the absolute discretion to grant options or stock appreciation rights in accordance with the Discretionary Grant Program, to effect stock issuances and other stock-based awards in accordance with the Stock Issuance Program and to grant incentive bonus awards in accordance with the Incentive Bonus Program.

V.  STOCK SUBJECT TO THE PLAN; NUMBER OF SHARES; SHARE COUNTING

A.  Authorized Number of Shares.  Subject to adjustment under Section V.I. of this Article One, Awards may be made under the Plan on or after the Plan Restatement Date for up to 15,318,162 shares of Common Stock, less one share for every one share that was subject to an Option or SAR granted on or after January 1, 2013 and three shares for every one share that was subject to an Award other than an Option or SAR granted on or after January 1, 2013. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

B.  Fungible Share Pool.  On or after January 1, 2013, and subject to adjustment under Section V.I. of this Article One, any shares of Common Stock that are subject to options or stock appreciation rights shall be counted against the limit set forth in Section V.A. of this Article One as one share of Common Stock for every one share of Common Stock granted, and any shares of Common Stock that are subject to Awards other than options or stock appreciation rights shall be counted against this limit as three shares of Common Stock for every one share of Common Stock granted.

C.  Predecessor Plans.  The Plan serves as the successor to the various Predecessor Plans, and no further stock option grants, restricted stock unit awards or other stock-based awards were made under any of the Predecessor Plans on or after May 27, 2010. However, all option grants and restricted stock unit awards outstanding under the Predecessor Plans on such date continue in full force and effect in accordance with their terms, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of those awards with respect to their acquisition of shares of Common Stock thereunder.

D.  Share Counting.  On or after January 1, 2013, if (i) any shares of Common Stock subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) any shares of Common Stock subject to an award under any Predecessor Plan are forfeited, an award under any Predecessor Plan expires or is settled for cash (in whole or in part), then in each such case the shares of Common Stock subject to such Award or award under any Predecessor Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under this Plan, in accordance with Section V.F. of this Article One. On or after January 1, 2013, in the event that withholding tax liabilities arising from an Award other than an option or stock appreciation right, or an award other than an option or stock appreciation right under any Predecessor Plan, are satisfied by the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Corporation, the shares of Common Stock so tendered or withheld shall again be available for Awards under this Plan in accordance with Section V.F. of this Article One. Notwithstanding anything to the contrary contained herein, on or after January 1, 2013, the following shares of Common Stock shall not be added to the shares of Common Stock authorized for grant under the Plan: (i) shares of Common Stock tendered by the Participant or withheld by the Corporation in payment of the purchase price of an option under the Plan or any Predecessor Plan; (ii) shares of Common Stock tendered by the Participant or withheld by the Corporation to satisfy any tax withholding obligation with respect to options or stock appreciation rights under the Plan or any Predecessor Plan; (iii) shares of Common Stock subject to a stock appreciation right under the Plan or any Predecessor Plan that are not issued in connection with its stock settlement on exercise thereof; and (iv) shares of Common Stock reacquired by the Corporation on the open market or otherwise using cash proceeds from the exercise of options under the Plan or any Predecessor Plan.

E.  Ratios.  On or after January 1, 2013, any shares that again become available for grant pursuant to this Section V shall be added back as (i) one share of Common Stock for every one share of Common Stock subject to options or stock appreciation rights granted under the Plan or any Predecessor Plan, and (ii) as three shares of Common Stock for every one share of Common Stock subject to Awards other than options or stock appreciation rights granted under the Plan or any Predecessor Plan.

F.  Incentive Stock Option Limit.  The maximum number of shares of Common Stock which may be issued pursuant to Incentive Options granted under the Plan shall not exceed 15,318,162 shares in the aggregate, subject to adjustment from time to time under Section V.I of this Article One.

G.  Per Person Limits.  Each person participating in the Plan shall be subject to the following limitations:

• for Awards denominated in terms of shares of Common Stock (whether payable in Common Stock, cash or a combination of both), the maximum number of shares of Common Stock for which such Awards may be made to such person in any calendar year shall not exceed in the aggregate 2,618,489 shares of Common Stock under the Discretionary Grant Program and an additional 1,571,093 shares of Common Stock in the aggregate under the Stock Issuance and Incentive Bonus Programs, provided, however, that with respect to any individual who is a non-employee member of the Board or the board of directors of any Parent or Subsidiary, the maximum number of shares of Common Stock for which such Awards may be made to such individual in any calendar year shall not exceed 261,848 shares of Common Stock; and

• for Awards denominated in cash (whether payable in cash, Common Stock or a combination of both) and subject to one or more performance-vesting conditions, the maximum dollar amount for which such Awards may be made in the aggregate to such person shall not exceed Seven Million Five Hundred Thousand dollars ($7,500,000) for each calendar year within the applicable performance measurement period, with any such performance period not to exceed five (5) years and with pro-ration based on the foregoing dollar amount in the event of any fractional calendar year included within such performance period.

H.  Adjustments.  In the event of any merger, reorganization, consolidation, stock split, reverse stock split, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), recapitalization, combination of shares, exchange of shares, spin-off transaction, or other change affecting the Common Stock or the value thereof (including, without limitation, a Change in Control transaction), then equitable adjustments shall be made by the Plan Administrator to the Plan and to Awards in such manner as the Plan Administrator deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities that may be issued under the Plan pursuant to Incentive Options, (iii) the maximum number and/or class of securities for which any one person may be granted Common Stock-denominated Awards under the Discretionary Grant Program or under the Stock Issuance and Incentive Bonus Programs per calendar year, (iv) the number and/or class of securities and the exercise or base price per share in effect under each outstanding Award under the Discretionary Grant Program (including, if the Plan Administrator deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company), (v) the number and/or class of securities subject to each outstanding Award under the Stock Issuance Program and the cash consideration (if any) payable per share, (vi) the number and/or class of securities subject to each outstanding Award under the Incentive Bonus Program denominated in shares of Common Stock and (vii) the number and/or class of securities subject to the Corporation’s outstanding repurchase rights under the Plan and the repurchase price payable per share. Any such adjustments shall be final, binding and conclusive.

I.  No Effect on Certain Rights of Corporation.  Outstanding Awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE TWO

DISCRETIONARY GRANT PROGRAM

I.  OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.  Exercise Price.

1.                                      The exercise price per share shall be fixed by the Plan Administrator; provided, however, that such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

2.                                      The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified below:

(i)                                     cash or check made payable to the Corporation,

(ii)                                  shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership) held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date,

(iii)                               shares of Common Stock otherwise issuable under the option but withheld by the Corporation in satisfaction of the exercise price, with such withheld shares to be valued at Fair Market Value on the exercise date, and

(iv)                              to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.  Exercise and Term of Options.

1.                                      Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

2.                                      The Plan Administrator shall also have the discretionary authority to structure one or more Awards under the Discretionary Grant Program so that those Awards shall vest and become exercisable only after the achievement of pre-established corporate performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the Award.

C.  Effect of Termination of Service.

1.                                      The following provisions shall govern the exercise of any options granted pursuant to the Discretionary Grant Program that are outstanding at the time of the Optionee’s cessation of Service or death:

(i)                                     Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii)                                  Any option held by the Optionee at the time of the Optionee’s death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii)                               Should the Optionee’s Service be terminated for Cause or should the Optionee otherwise engage in conduct constituting grounds for a termination for Cause while holding one or more outstanding options granted under this Article Two, then all of those options shall terminate immediately and cease to be outstanding.

(iv)                              During the applicable post-Service exercise period, the option may not be exercised for more than the number of vested shares for which the option is at the time exercisable; provided, however, that one or more options under the Discretionary Grant Program may be structured so that those options will continue to vest in whole or part during the applicable post-Service exercise period. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.

2.                                      The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i)                                     extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term,

(ii)                                  include an automatic extension provision whereby the specified post-Service exercise period in effect for any option granted under the Discretionary Grant Program shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option, and/or

(iii)                               permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D.  Stockholder Rights.  The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.  Repurchase Rights.  The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.  Transferability of Options.  The transferability of options granted under the Plan shall be governed by the following provisions:

(i)                                     Incentive Options.  During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death.

(ii)                                  Non-Statutory Options.  Non-Statutory Options shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more Non-Statutory Options so that the option may be transferred gratuitously in whole or in part during the Optionee’s lifetime to one or more Family Members of the Optionee or to a trust established exclusively for the Optionee and/or such Family Members or may be transferred to one or more Family Member pursuant to a domestic relations order. The transferred portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the transfer. The terms applicable to the transferred portion shall be the same as those in effect for the option immediately prior to such transfer and shall be set forth in such documents issued to the transferee as the Plan Administrator may deem appropriate.

(iii)                               Beneficiary Designations.  Notwithstanding the foregoing, the Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under the Discretionary Grant Program (whether Incentive Options or Non-Statutory Options), and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.  INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A.  Eligibility.  Incentive Options may only be granted to Employees.

B.  Dollar Limitation.  The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

C.  10% Stockholder.  If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.  STOCK APPRECIATION RIGHTS

A.  Authority.  The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section III to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program.

B.  Types.  Two types of stock appreciation rights shall be authorized for issuance under this Section III: (i) tandem stock appreciation rights (“Tandem Rights”) and (ii) stand-alone stock appreciation rights (“Stand-alone Rights”).

C.  Tandem Rights.  The following terms and conditions shall govern the grant and exercise of Tandem Rights.

1.                                      One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

2.                                      Any distribution to which the Optionee becomes entitled upon the exercise of a Tandem Right may be made in (i) shares of Common Stock valued at Fair Market Value on the option surrender date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award agreement.

D.  Stand-Alone Rights.  The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:

1.                                      One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Stand-alone Right not tied to any underlying option. The Stand-alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date. The provisions and limitations of Paragraphs C.1 and C.2 of Section I of this Article Two shall also be applicable to any Stand-Alone Right awarded under the Plan.

2.                                      Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

3.                                      The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.

4.                                      Stand-alone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options and may not be transferred during the holder’s lifetime, except for a gratuitous transfer to one or more Family Members of the holder or to a trust established for the holder and/or one or more such Family Members or a transfer to one or more such Family Members pursuant to a domestic relations order covering the Stand-alone Right as marital property. In addition, one or more beneficiaries may be designated for an outstanding Stand-alone Right in accordance with substantially the same terms and provisions as set forth in Section I.F of this Article Two.

5.                                      The distribution with respect to an exercised Stand-alone Right may be made in (i) shares of Common Stock valued at Fair Market Value on the exercise date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award agreement.

6.                                      The holder of a Stand-alone Right shall have no stockholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-alone Right.

E.  Post-Service Exercise.  The provisions governing the exercise of Tandem and Stand-alone Rights following the cessation of the recipient’s Service shall be substantially the same as those set forth in Section I.C.1 of this Article Two for the options granted under the Discretionary Grant Program, and the Plan Administrator’s discretionary authority under Section I.C.2 of this Article Two shall also extend to any outstanding Tandem or Stand-alone Appreciation Rights.

IV.  CHANGE IN CONTROL

A.                                    In the event of an actual Change in Control transaction, each outstanding Award under the Discretionary Grant Program may be (i) assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares as to which the Award is not otherwise at that time exercisable and provides for the subsequent vesting and concurrent payment of that spread in accordance with the same exercise/vesting schedule in effect for that Award, but only if such replacement cash program would not result in the treatment of the Award as an item of deferred compensation subject to Code Section 409A. However, to the extent the Award is not to be so assumed, continued or replaced, that Award shall, immediately prior to the effective date of the Change in Control transaction, become exercisable as to all the shares of Common Stock at the time subject to that Award and may be exercised as to any or all of those shares as fully vested shares of Common Stock, except to the extent the acceleration of such Award is subject to other limitations imposed by the Plan Administrator or the underlying Award Agreement provides otherwise. Notwithstanding the foregoing, any Award outstanding under the Discretionary Grant Program on the date of such Change in Control shall be subject to cancellation and termination, without cash payment or other consideration due the Award holder, if the Fair Market Value per share of Common Stock on such date of the Change in Control (or any earlier date specified in the definitive agreement for the Change in Control transaction) is less than the per share exercise or base price in effect for such Award.

B.                                    All repurchase rights outstanding under the Discretionary Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, immediately prior to the effective date of an actual Change in Control transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator or the underlying Award Agreement provides otherwise.

C.                                    Immediately following the consummation of the Change in Control, all outstanding Awards under the Discretionary Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

D.                                    Each Award under the Discretionary Grant Program that is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Common Stock subject to that Award would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments to reflect such Change in Control shall also be made to the exercise or base price per share in effect under each outstanding Award, provided the aggregate exercise or base price in effect for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards under the Discretionary Grant Program and with the consent of the Plan Administrator obtained prior to the Change in Control, substitute, for the securities underlying those assumed rights, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange or market.

E.                                     The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Discretionary Grant Program so that those Awards shall, immediately prior to the effective date of an actual Change in Control transaction, become exercisable as to all the shares of Common Stock at the time subject to those Awards and may be exercised as to any or all of those shares as fully vested shares of Common Stock, whether or not those Awards are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall terminate immediately prior to the effective date of an actual Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

F.                                      The Plan Administrator shall have full power and authority to structure one or more outstanding Awards under the Discretionary Grant Program so that those Awards shall become exercisable as to all the shares of Common Stock at the time subject to those Awards in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed twenty-four (24) months) following the effective date of any Change in Control transaction in which those Awards do not otherwise fully accelerate. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

G.                                    The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-statutory Option under the Federal tax laws.

V.  PROHIBITION ON REPRICING PROGRAMS

The Plan Administrator shall not (i) implement any cancellation/regrant program pursuant to which outstanding options or stock appreciation rights under the Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise price per share, (ii) cancel outstanding options or stock appreciation rights under the Plan with exercise or base prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in cash, equity securities of the Corporation or in the form of any other Award under the Plan, except in connection with a Change in Control transaction, or (iii) otherwise directly reduce the exercise price in effect for outstanding options or stock appreciation rights under the Plan, without in each such instance obtaining stockholder approval.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.  STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program, either as vested or unvested shares, through direct and immediate issuances. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to performance shares or restricted stock units which entitle the recipients to receive the shares underlying those Awards upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those Awards. Unvested shares of Common Stock, performance shares and restricted stock units shall be subject to the same transferability restrictions and beneficiary designation rules applicable to Stand-alone Rights, as set forth in Section III.D.4. of Article Two.

A.  Issue Price.

1.                                      Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i)                                     cash or check made payable to the Corporation;

(ii)                                  past services rendered to the Corporation (or any Parent or Subsidiary); or

(iii)                               any other valid consideration under the State in which the Corporation is at the time incorporated.

However, if the consideration for the shares is to be paid in the form of a cash purchase price, then the cash consideration payable per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

B.  Vesting Provisions.

1.                                      Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance as a bonus for Service rendered or may vest in one or more installments over the Participant’s period of Service or upon the attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to performance shares or restricted stock units which entitle the recipients to receive the shares underlying those Awards upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those Awards, including (without limitation) a deferred distribution date following the termination of the Participant’s Service.

2.                                      The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall vest (or vest and become issuable) upon the achievement of pre-established corporate performance objectives based on one or more Performance Goals and measured over the performance period (not to exceed five (5) years) specified by the Plan Administrator at the time of the Award.

3.                                      Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate. Equitable adjustments to reflect each such transaction shall also be made by the Plan Administrator to the repurchase price payable per share by the Corporation for any unvested securities subject to its existing repurchase rights under the Plan; provided the aggregate repurchase price shall in each instance remain the same.

4.                                      The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any dividends paid on such shares, subject to any applicable vesting requirements. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a performance share or restricted stock unit Award until that Award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding Awards of performance shares or restricted stock units, subject to such terms and conditions as the Plan Administrator may deem appropriate. In no event, however, shall any dividends or dividend-equivalent units relating to Awards subject to performance-vesting conditions vest or otherwise become payable prior to the time the underlying Award (or portion thereof to which such dividend or dividend-equivalents units relate) vests and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying Award in the event those performance conditions are not attained.

5.                                      Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.

6.                                      The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to Awards which were intended at the time of grant to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s cessation of Service by reason of death or Permanent Disability or as otherwise provided in Section II of this Article Three.

7.                                      Outstanding Awards of performance shares or restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those Awards, if the performance goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding Awards of performance shares or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied. Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to Awards which were intended at the time of grant to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s cessation of Service by reason of death or Permanent Disability or as otherwise provided in Section II of this Article Three.

8.                                      The following additional requirements shall be in effect for any performance shares awarded under this Article Three:

(i)                                     At the end of the performance period, the Plan Administrator shall determine the actual level of attainment for each performance objective and the extent to which the performance shares awarded for that period are to vest and become payable based on the attained performance levels.

(ii)                                  The performance shares which so vest shall be paid as soon as practicable following the end of the performance period, unless such payment is to be deferred for the period specified by the Plan Administrator at the time the performance shares are awarded or the period selected by the Participant in accordance with the applicable requirements of Code Section 409A.

(iii)                               Performance shares may be paid in (i) cash, (ii) shares of Common Stock or (iii) any combination of cash and shares of Common Stock, as set forth in the applicable Award Agreement.

(iv)                              Performance shares may also be structured so that the shares are convertible into shares of Common Stock, but the rate at which each performance share is to so convert shall be based on the attained level of performance for each applicable performance objective.

II.  CHANGE IN CONTROL

A.                                    Each Award outstanding under the Stock Issuance Program on the effective date of an actual Change in Control transaction may be (i) assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) replaced with a cash incentive program of the successor corporation which preserves the Fair Market Value of the underlying shares of Common Stock at the time of the Change in Control and provides for the subsequent vesting and payment of that value in accordance with the same vesting schedule in effect for those shares at the time of such Change in Control. If any such Award is subject to a performance-vesting condition tied to the attainment of one or more specified performance goals, then upon the assumption, continuation or replacement of that Award, the performance vesting condition shall automatically be cancelled, and such Award shall thereupon be converted into a Service-vesting Award that will vest upon the completion of a Service period co-terminous with the portion of the performance period (and any subsequent Service vesting component that was originally part of that Award) remaining at the time of the Change in Control. However, to the extent any Award outstanding under the Stock Issuance Program on the effective date of such Change in Control Transaction is not to be so assumed, continued or replaced, that Award shall vest in full immediately prior to the effective date of the actual Change in Control transaction and the shares of Common Stock underlying the portion of the Award that vests on such accelerated basis shall be issued in accordance with the applicable Award Agreement, unless such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B.                                    Each outstanding Award under the Stock Issuance Program which is assumed in connection with a Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to that Award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time, and appropriate adjustments shall also be made to the cash consideration (if any) payable per share thereunder, provided the aggregate amount of such cash consideration shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards and with the consent of the Plan Administrator obtained prior to the Change in Control, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange or market.

C.                                    The Plan Administrator shall have the discretionary authority to structure one or more unvested Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall automatically vest (or vest and become issuable) in whole or in part immediately prior to the effective date of an actual Change in Control transaction or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed twenty-four (24) months) following the effective date of that Change in Control transaction. The Plan Administrator’s authority under this Section II.C shall also extend to any Awards intended to qualify as performance-based compensation under Code Section 162(m), even though the actual vesting of those Awards pursuant to this Section II.C may result in their loss of performance-based status under Code Section 162(m).

ARTICLE FOUR

INCENTIVE BONUS PROGRAM

I.  INCENTIVE BONUS TERMS

The Plan Administrator shall have full power and authority to implement one or more of the following incentive bonus programs under the Plan:

(i)                                     cash bonus awards (“Cash Awards”),

(ii)                                  performance unit awards (“Performance Unit Awards”), and

(iii)                               dividend equivalent rights (“DER Awards”).

Cash Awards, Performance Unit Awards and stand-alone DER Awards shall be subject to the same transferability restrictions and beneficiary designation rules applicable to Stand-alone Rights, as set forth in Section III.D.4. of Article Two.

A.  Cash Awards.  The Plan Administrator shall have the discretionary authority under the Plan to make Cash Awards which are to vest in one or more installments over the Participant’s continued Service with the Corporation or upon the attainment of specified performance goals. Each such Cash Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

1.                                      The elements of the vesting schedule applicable to each Cash Award shall be determined by the Plan Administrator and incorporated into the Incentive Bonus Award Agreement.

2.                                      The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Cash Awards so that those Awards shall vest upon the achievement of pre-established corporate performance objectives based upon one or more Performance Goals measured over the performance period (not to exceed five (5) years) specified by the Plan Administrator at the time of the Award.

3.                                      Outstanding Cash Awards shall automatically terminate, and no cash payment or other consideration shall be due the holders of those Awards, if the performance goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator may in its discretion waive the cancellation and termination of one or more unvested Cash Awards which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those Awards. Any such waiver shall result in the immediate vesting of the Participant’s interest in the Cash Award as to which the waiver applies. However, no vesting requirements tied to the attainment of Performance Goals may be waived with respect to Awards which were intended, at the time those Awards were made, to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s cessation of Service by reason of death or Permanent Disability or as otherwise provided in Section II of this Article Four.

4.                                      Cash Awards which become due and payable following the attainment of the applicable performance goals or satisfaction of the applicable Service requirement (or the waiver of such goals or Service requirement) may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock, as set forth in the applicable Award Agreement.

B.  Performance Unit Awards.  The Plan Administrator shall have the discretionary authority to make Performance Unit Awards in accordance with the terms of the Incentive Bonus Program. Each such Performance Unit Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

1.                                      A Performance Unit shall represent either (i) a unit with a dollar value tied to the level at which pre-established corporate performance objectives based on one or more Performance Goals are attained or (ii) a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more Performance Goals. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each Performance Unit which becomes due and payable upon the attained level of performance shall be determined by dividing the amount of the resulting bonus pool (if any) by the total number of Performance Units issued and outstanding at the completion of the applicable performance period.

2.                                      Performance Units may also be structured to include a Service requirement which the Participant must satisfy following the completion of the performance period in order to vest in the Performance Units awarded with respect to that performance period.

3.                                      Performance Units which become due and payable following the attainment of the applicable performance objectives and the satisfaction of any applicable Service requirement may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock, as set forth in the applicable Award Agreement.

C.  DER Awards.  The Plan Administrator shall have the discretionary authority to make DER Awards in accordance with the terms of the Incentive Bonus Program. Each such DER Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

1.                                      The DER Awards may be made as stand-alone awards or in tandem with other Awards made under the Plan; provided, however, that DER Awards may not be granted in tandem with options or stock appreciation rights. The term of each such DER Award shall be established by the Plan Administrator at the time of grant, but no DER Award shall have a term in excess of ten (10) years.

2.                                      Each DER shall represent the right to receive the economic equivalent of each dividend or distribution, whether paid in cash, securities or other property (other than shares of Common Stock), which is made per issued and outstanding share of Common Stock during the term the DER remains outstanding. A special account on the books of the Corporation shall be maintained for each Participant to whom a DER Award is made, and that account shall, for each DER subject to the Award, be credited with each dividend or distribution made per issued and outstanding share of Common Stock during the term that DER remains outstanding.

3.                                      Payment of the amounts credited to such book account may be made to the Participant either concurrently with the actual dividend or distribution made per issued and outstanding share of Common Stock or upon the satisfaction of any applicable vesting schedule in effect for the DER Award, or such payment may be deferred beyond the vesting date for a period specified by the Plan Administrator at the time the DER Award is made or selected by the Participant in accordance with the requirements of Code Section 409A. In no event, however, shall any DER Award made with respect to an Award subject to performance-vesting conditions under the Stock Issuance or Incentive Bonus Program vest or become payable prior to the vesting of that Award (or the portion thereof to which the DER Award relates) and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying Award in the event those performance conditions are not attained.

4.                                      Payment may be paid in (i) cash, (ii) shares of Common Stock or (iii) a combination of cash and shares of Common Stock, as set forth in the applicable Award Agreement. If payment is to be made in the form of Common Stock, the number of shares of Common Stock into which the cash dividend or distribution amounts are to be converted for purposes of the Participant’s book account may be based on the Fair Market Value per share of Common Stock on the date of conversion, a prior date or an average of the Fair Market Value per share of Common Stock over a designated period, as set forth in the applicable Award Agreement.

5.                                      The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more DER Awards so that those Awards shall vest only after the achievement of pre-established corporate performance objectives based upon one or more Performance Goals measured over the performance period (not to exceed five (5) years) specified by the Plan Administrator at the time the Award is made.

II.  CHANGE IN CONTROL

A.                                    The Plan Administrator shall have the discretionary authority to structure one or more Awards under the Incentive Bonus Program so that those Awards shall automatically vest in whole or in part immediately prior to the effective date of an actual Change in Control transaction or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed twenty-four (24) months) following the effective date of such Change in Control. To the extent any such Award is, at the time of such Change in Control, subject to a performance-vesting condition tied to the attainment of one or more specified performance goals, then that performance vesting condition shall automatically be cancelled on the effective date of such Change in Control, and such Award shall thereupon be converted into a Service-vesting Award that will vest upon the completion of a Service period co-terminous with the portion of the performance period (and any subsequent Service vesting component that was originally part of that Award) remaining at the time of the Change in Control.

B.                                    The Plan Administrator’s authority under Paragraph A of this Section II shall also extend to any Award under the Incentive Bonus Program intended to qualify as performance-based compensation under Code Section 162(m), even though the actual vesting of that Award may result in the loss of performance-based status under Code Section 162(m).

ARTICLE FIVE

MISCELLANEOUS

I.  DEFERRED COMPENSATION

A.                                    The Plan Administrator may, in its sole discretion, structure one or more Awards under the Stock Issuance or Incentive Bonus Programs so that the Participants may be provided with an election to defer the compensation associated with those Awards for federal income tax purposes. Any such deferral opportunity shall comply with all applicable requirements of Code Section 409A.

B.                                    The Plan Administrator may implement a non-employee Board member retainer fee deferral program under the Plan so as to allow the non-employee Board members the opportunity to elect, prior to the start of each calendar year, to convert the Board and Board committee retainer fees to be earned for such year into restricted stock units under the Stock Issuance Program that will defer the issuance of the shares of Common Stock that vest under those restricted stock units until a permissible date or event under Code Section 409A. If such program is implemented, the Plan Administrator shall have the authority to establish such rules and procedures as it deems appropriate for the filing of such deferral elections and the designation of the permissible distribution events under Code Section 409A.

C.                                    To the extent the Corporation maintains one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in shares of Common Stock, the Plan Administrator may authorize the share reserve under the Plan to serve as the source of any shares of Common Stock that become payable under those deferred compensation arrangements. In such event, the share reserve under the Plan shall be reduced on a share-for-share basis for each share of Common Stock issued under the Plan in settlement of the deferred compensation owed under those separate arrangements.

II.  TAX WITHHOLDING

A.                                    The Corporation’s obligation to deliver shares of Common Stock upon the exercise, issuance or vesting of an Award under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

B.                                    The Plan Administrator may, in its discretion, structure one or more Awards so that shares of Common Stock may be used as follows to satisfy all or part of the Withholding Taxes to which such holders of those Awards may become subject in connection with the issuance, exercise, vesting or settlement of those Awards:

1.  Stock Withholding:  The Corporation may be given the right to withhold, from the shares of Common Stock otherwise issuable upon the issuance, exercise, vesting or settlement of such Award, a portion of those shares with an aggregate Fair Market Value equal to the applicable Withholding Taxes. The shares of Common Stock so withheld shall reduce the number of shares of Common Stock authorized for issuance under the Plan. The number of shares of Common Stock which may be so withheld shall be limited to the number of shares which have a Fair Market Value on the date of withholding no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

2.  Stock Delivery:  The holder of the Award may be given the right to deliver to the Corporation, at the time of the issuance, exercise, vesting or settlement of such Award, one or more shares of Common Stock previously acquired by such individual with an aggregate Fair Market Value at the time of delivery equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the individual. The shares of Common Stock so delivered shall neither reduce the number of shares of Common Stock authorized for issuance under the Plan nor be added to the number of shares of Common Stock authorized for issuance under the Plan.

III.  SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

IV.  EFFECTIVE DATE AND TERM OF THE PLAN

A.                                    The Plan shall become effective on the Plan Restatement Date.

B.                                    Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the Plan Restatement Date, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, however, in no event may an Incentive Option be granted more than ten years after the earlier of (i) the date of the adoption of the Plan by the Board or (ii) the Plan Restatement Date. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

V.  AMENDMENT OF THE PLAN

A.                                    The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects; provided, however, that stockholder approval shall be required for any amendment to the Plan which (i) materially increases the number of shares of Common Stock authorized for issuance under the Plan (other than pursuant to Section V.I of Article One), (ii) materially increases the benefits accruing to Optionees or Participants, (iii) materially expands the class of individuals eligible to participate in the Plan, (iv) expands the types of awards which may be made under the Plan or extends the term of the Plan or (v) would reduce or limit the scope of the prohibition on repricing programs set forth in Section V of Article Two or otherwise eliminate such prohibition, or (vi) effect any other change or modification to the Plan for which stockholder approval is required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Common Stock is at the time primarily traded. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification.

B.                                    The Compensation Committee shall have the discretionary authority to adopt and implement from time to time such addenda or subplans to the Plan as it may deem necessary in order to bring the Plan into compliance with applicable laws and regulations of any foreign jurisdictions in which Awards are to be made under the Plan and/or to obtain favorable tax treatment in those foreign jurisdictions for the individuals to whom the Awards are made.

C.                                    Awards may be made under the Plan that involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase. If such stockholder approval is not obtained within twelve (12) months after the date the first excess Award is made, then all Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

D.                                    The provisions of the Plan and the outstanding Awards under the Plan shall, in the event of any ambiguity, be construed, applied and interpreted in a manner so as to ensure that all Awards and Award Agreements provided to Optionees or Participants who are subject to U.S. income taxation either qualify for an exemption from the requirements of Section 409A of the Code or comply with those requirements; provided, however, that the Corporation shall not make any representations that any Awards made under the Plan will in fact be exempt from the requirements of Section 409A of the Code or otherwise comply with those requirements, and each Optionee and Participant shall accordingly be solely responsible for any taxes, penalties or other amounts which may become payable with respect to his or her Awards by reason of Section 409A of the Code.

VI.  USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VII.  REGULATORY APPROVALS

A.                                    The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock in connection with the issuance, exercise, vesting or settlement of any Award under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the shares of Common Stock issuable pursuant to those Awards.

B.                                    No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any Stock Exchange on which Common Stock is then listed for trading.

VIII.  NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A.                                    Award shall mean any of the following awards authorized for issuance or grant under the Plan: stock options, stock appreciation rights, direct stock issuances, restricted stock or restricted stock unit awards, performance shares, performance units, dividend-equivalent rights and cash incentive awards.

B.                                    Award Agreement shall mean the written and/or electronic agreement(s) between the Corporation and the Optionee or Participant evidencing a particular Award made to that individual under the Plan, as such agreement(s) may be in effect from time to time.

C.                                    Board shall mean the Corporation’s Board of Directors.

D.                                    Cause shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

• Cause shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

• In the absence of any other Cause definition in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), an individual’s termination of Service shall be deemed to be for Cause if such termination occurs by reason his or her commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.

E.                                     Change in Control shall, with respect to each Award made under the Plan on or after April 23, 2015, be defined in accordance with the following provisions:

•  Unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events (provided, however, that except with respect to paragraph (iv) below, any definition of Change in Control in an Award Agreement may not provide that a Change in Control will occur prior to consummation or effectiveness of a change in control of the Company and may not provide that a Change in Control will occur upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change in control of the Company):

(i)                                     During any thirty-six (36) month period, individuals who, as of the beginning of such period, constitute the Board (the Incumbent Directors) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest , including but not limited to a consent solicitation, with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii)                                  Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the Company Voting Securities); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:  (A) by the Company or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary,  or (C) by any underwriter temporarily holding securities pursuant to an offering of such securities.

(iii)                               The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of a merger, consolidation, reorganization, statutory share exchange or similar form of corporate transaction, or sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions which results in the Company’s Voting Securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets (the Company or such person, the Successor Entity)), directly or indirectly, less than a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the transaction; or

(iv)                              The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because (A) the Company sells or otherwise disposes of any one of its business units and its assets or (B) the Company acquires Company Voting Securities which reduces the number of Company Voting Securities outstanding and results in any person acquiring beneficial ownership of more than 30% of the Company Voting Securities; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.  In addition, notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii) or (iv) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

Change in Control shall, with respect to each Award made under the Plan before April 23, 2015, be defined in accordance with the following provisions:

• Change in Control shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

• In the absence of any other Change in Control definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions, provided, however that with respect to any Award which is subject to Code Section 409A and for which the Change in Control would otherwise constitute a payment-triggering event for purposes of Code Section 409A, no event shall constitute a Change in Control unless it is also a Qualifying Change in Control:

(i)                                     the closing of a merger, consolidation or other reorganization approved by the Corporation’s stockholders in which a change in ownership or control of the Corporation is effected through the acquisition by any person or group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction, directly or indirectly controls, is controlled by or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities (as measured in terms of the power to vote with respect to the election of Board members),

(ii)                                  the closing of a sale, transfer or other disposition of all or substantially all of the Corporation’s assets,

(iii)                               the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) acquires directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders,

(iv)                              a merger, recapitalization, consolidation, or other transaction to which the Corporation is a party or the sale, transfer or other disposition of all or substantially all of the Corporation’s assets if, in either case, the members of the Board immediately prior to consummation of the transaction do not, upon consummation of the transaction, constitute at least a majority of the board of directors of the surviving entity or the entity acquiring the Corporation’s assets, as the case may be, or a parent thereof, or

(v)                                 a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases for any reason to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination, but excluding for purposes of both clauses (A) and (B) any person appointed or elected to the Board in connection with an actual or threatened proxy contest for Board membership or any other actual or threatened solicitation of proxies for the election of Board members.

F.                                      Code shall mean the Internal Revenue Code of 1986, as amended.

G.                                    Common Stock shall mean the Corporation’s common stock.

H.                                   Compensation Committee shall mean the Compensation Committee of the Board comprised of two (2) or more non-employee Board members.

I.                                        Corporation or Company shall mean United Online, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of United Online, Inc. which has by appropriate action assumed the Plan.

J.                                        Discretionary Grant Program shall mean the discretionary grant program in effect under Article Two of the Plan pursuant to which stock options and stock appreciation rights may be granted to one or more eligible individuals.

K.                                    Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

L.                                     Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

M.                                 Fair Market Value per share of Common Stock on any relevant date shall be the closing price per share of Common Stock at the close of regular trading hours (i.e., before after-hours trading begins) on the date in question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

N.                                    Family Member means, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

O.                                    Full Value Award means any of the following Awards made under the Stock Issuance or Incentive Bonus Programs that are settled in shares of Common Stock: restricted stock awards (unless issued for cash consideration equal to the Fair Market Value of the shares of Common Stock on the award date), restricted stock unit awards, performance shares, performance units, cash incentive awards and any other Awards under the Plan other than stock options and stock appreciation rights issued under the Discretionary Grant Program and dividend equivalent rights under the Incentive Bonus Program.

P.                                      Good Reason shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

• Good Reason shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

• In the absence of any other Good Reason definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Good Reason shall mean an individual’s voluntary resignation following

(A)                               a material reduction in the scope of the duties, responsibilities and authority of his or her position with the Corporation (or any Parent or Subsidiary), it being understood that a change in such individual’s title shall not, in and of itself, be deemed a material reduction,

(B)                               a materially adverse change in his or her reporting requirements so that such individual is required to report to a person whose duties, responsibilities and authority are materially less than the person to whom he or she previously reported,

(C)                               a material reduction in such individual’s base salary or the aggregate of his or her base salary and target bonus under any corporate- performance based bonus or incentive programs, with a reduction of fifteen percent (15%) or more to the his or her base salary or aggregate base salary and target bonus to be deemed a material, or

(D)                               a relocation of such individual’s place of employment by more than fifty (50) miles;

provided and only if such change, reduction or relocation is effected by the Corporation (or any Parent or Subsidiary) without the individual’s consent. An individual will not be deemed to have resigned for Good Reason unless (i) the individual provides written notice to the Corporation of the existence of the Good Reason event within ninety (90) days after its initial occurrence; (ii) the Corporation is provided with thirty (30) days after receipt of such notice in which to cure such Good Reason event; and (iii) the individual effectively terminates employment within one hundred eighty (180) days following the occurrence of the non-cured event.

Q.                                    Incentive Bonus Program shall mean the incentive bonus program in effect under Article Four of the Plan.

R.                                    Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

S.                                      Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i)                                     such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than for Cause, or

(ii)                                  such individual’s voluntary resignation for Good Reason.

T.                                     1934 Act shall mean the Securities Exchange Act of 1934, as amended.

U.                                    Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

V.                                    Optionee shall mean any person to whom an option is granted under the Discretionary Grant Program.

W.                                 Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

X.                                    Participant shall mean any person who is issued (i) shares of Common Stock, restricted stock units, performance shares, performance units or other stock-based awards under the Stock Issuance Program or (ii) an incentive bonus award under the Incentive Bonus Program.

Y.                                    Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

Z.                                     Performance Goals shall mean any of the following performance criteria upon which the vesting of one or more Awards under the Plan may be based: (i) earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation; (ii) earnings per share; (iii) growth in earnings or earnings per share; (iv) market price of the Common Stock; (v) return on equity or average stockholder equity; (vi) total stockholder return or growth in total stockholder return, either directly or in relation to a comparative group; (vii) return on capital; (viii) return on assets or net assets; (ix) invested capital, rate of return on capital or return on invested capital; (x) revenue, growth in revenue or return on sales; (xi) income or net income; (xii) operating income or net operating income; (xiii) operating profit or net operating profit; (xiv) operating margin; (xvi) return on operating revenue or return on operating profit; (xvi) cash flow or cash flow per share (before or after dividends); (xvii) market share; (xviii) collections and recoveries; (xix) debt reduction; (xx) litigation and regulatory resolution goals; (xxi) expense control goals; (xxii) budget comparisons; (xxiii) development and implementation of strategic plans and/or organizational restructuring goals; (xxiv) productivity goals; (xxv) workforce management and succession planning goals; (xxvi) economic value added; (xxvii) measures of customer satisfaction; (xxviii) formation of joint ventures or marketing or customer service collaborations or the completion of other corporate transactions intended to enhance the Corporation’s revenue or profitability or enhance its customer base; and (xxix) mergers, acquisitions and other strategic transactions. In addition, such performance criteria may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above as compared to the performance of other entities (or an index covering multiple entities), in either case on an absolute or relative basis, and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary. Each applicable Performance Goal may include a minimum threshold level of performance below which no Award will be earned, levels of performance at which specified portions of an

Award will be earned and a maximum level of performance at which an Award will be fully earned. Each applicable performance goal may be structured at the time of the Award to provide for appropriate adjustments or exclusions for one or more of the following items: (A) asset impairments or write-downs; (B) litigation or governmental investigation expenses and judgments, verdicts and settlements in connection therewith; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) costs and expenses incurred in connection with actual or potential business combinations, mergers, acquisitions, dispositions, spin offs, financing transactions, and other strategic transactions; (F) costs and expenses incurred in connection with the relocation of the principal offices of the Corporation or any Parent or Subsidiary; (G) any unusual, infrequent, extraordinary or nonrecurring items; (H) bonus or incentive compensation costs and expenses associated with cash-based awards made under the Plan or other bonus or incentive compensation plans of the Corporation or any Parent or Subsidiary; (I) items of income, gain, loss or expense attributable to the operations of any business acquired by the Corporation or any Parent or Subsidiary; (J) items of income, gain, loss or expense attributable to one or more business operations divested by the Corporation or any Parent or Subsidiary or the gain or loss realized upon the sale of any such business or assets thereof and (K) the impact of foreign currency fluctuations or changes in exchange rates.

AA.                           Plan shall mean the Corporation’s 2010 Incentive Compensation Plan, as amended and restated as of the Plan Restatement Date, as set forth in this document and as subsequently amended or modified from time to time.

BB.                           Plan Administrator shall mean the particular entity, whether the Compensation Committee, the Board or the Secondary Board Committee, which is authorized to administer the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.

CC.                           Plan Restatement Date shall mean June 13, 2013, the date on which the Plan was approved by Corporation’s stockholders.

DD.                           Qualifying Change in Control shall mean a Change in Control that also qualifies as: (i) a change in the ownership of the Corporation, as determined in accordance with Section 1.409A-3(i)(5)(v) of the regulations promulgated under Code Section 409A; (ii) a change in the effective control of the Corporation, as determined in accordance with Section 1.409A-3(i)(5)(vi) of the regulations promulgated under Code Section 409A; or (iii) a change in the ownership of a substantial portion of the assets of the Corporation, as determined in accordance with Section 1.409A-3(i)(5)(vii) of the regulations promulgated under Code Section 409A.

EE.                             Predecessor Plans shall mean (i) the Corporation’s 2001 Stock Incentive Plan, (ii) the Corporation’s 2001 Supplemental Stock Incentive Plan, (iii) the Classmates Online, Inc. 2004 Plan, and (iv) the FTD Group, Inc. 2005 Equity Incentive Plan

FF.                               Secondary Board Committee shall mean a committee of one or more Board members appointed by the Board to administer the Plan with respect to eligible persons other than Section 16 Insiders.

GG.                           Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

HH.                         Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance. For purposes of the Plan, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Option may be exercised as such under the federal tax laws, the Optionee’s Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Optionee is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Optionee or Participant is on a leave of absence.

II.                                   Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

JJ.                                   Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

KK.                           Stock Issuance Program shall mean the stock issuance program in effect under Article Three of the Plan.

LL.                             Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

MM.                     10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

NN.                           Withholding Taxes shall mean the applicable federal and state income and employment withholding taxes to which the holder of an Award under the Plan may become subject in connection with the issuance, exercise, vesting or settlement of that Award.